EXHIBIT 99.1

Company Contact:

Adam Chibib

512-681-8000

investors@tippingpoint.com

TIPPINGPOINT TECHNOLOGIES REPORTS

FOURTH QUARTER and FISCAL 2004 RESULTS

AUSTIN, Texas – April 20, 2004 – TippingPoint Technologies, Inc. (Nasdaq: TPTI) today announced financial results for the quarter and year ended January 31, 2004.

Fiscal Fourth Quarter

The company reports revenues of approximately $2.8 million for the three months ended January 31, 2004, an increase of approximately 34% from the previous quarter ended October 31, 2003. The company had no revenues for the three months ended January 31, 2003.

Net loss for the three months ended January 31, 2004 was approximately $3.3 million, an increase of approximately 6% from the previous quarter ended October 31, 2003. Included in the net loss for the three months ended January 31, 2004 was approximately $600,000 and $200,000 of stock-based compensation for the quarters ended January 31, 2004 and October 31, 2003, respectively. The company had a net loss of approximately $6.4 million for the three months ended January 31, 2003. The company ended the 2004 fiscal year with approximately $33.2 million in cash, cash equivalents and short-term investments, compared with approximately $27.2 million for the fiscal year ended January 31, 2003.

Fiscal Year 2004

For the twelve months ended January 31, 2004, the company reported total revenue of approximately $5.8 million. The company had no revenues for the twelve months ended January 31, 2003.

As previously reported, the company completed the closing of a private placement in November 2003, resulting in net proceeds of approximately $22.6 million, which are reflected in the company’s financial statements as of January 31, 2004.

About TippingPoint Technologies

TippingPoint is the leading provider of network-based intrusion prevention systems that deliver in-depth Application Protection, Infrastructure Protection and Performance Protection for corporate enterprises, government agencies, service providers and academic institutions. Our innovative approach offers customers unmatched network-based security with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas, and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

Forward-looking Statements

This news release contains forward-looking statements that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from expectations, estimates of costs or projected or anticipated results are changes in suppliers’ prices, changes in consumers’ demand, adverse developments affecting our business, inaccuracies in certain of our estimates, changes to cost estimates, changes in economic and industry conditions and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission.

-Tables to follow

TIPPINGPOINT TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	Three months ended January 31, 2004	Three months ended January 31, 2003	Year ended January 31, 2004	Year ended January 31, 2003
Revenues	$2,751,279	$—	$5,771,226	$—
Cost of revenues	873,013	—	2,655,335	—

Gross margin	1,878,266	— —	3,115,891	—
Operating expenses:
Research and development (1)	2,607,678	4,400,027	9,316,615	16,205,927
Sales and marketing (1)	2,144,110	912,106	7,386,935	3,611,435
General and administrative (1)	913,372	1,015,712	2,981,775	4,423,767
Amortization of employee deferred stock-based compensation	626,312	4,862	1,060,150	688,677
Writedown of fixed assets	203,298	181,051	203,298	328,833

Total operating expenses	6,494,770	6,513,758	20,948,773	25,258,639

Operating loss	(4,616,504)	(6,513,758)	(17,832,882)	(25,258,639)
Interest income, net	96,786	141,666	327,748	630,825

Loss from continuing operations	(4,519,718)	(6,372,092)	(17,505,134)	(24,627,814)
Income (loss) from discontinued operations	1,257,757	—	1,257,757	(813,033)

Net loss	$(3,261,961)	$(6,372,092)	$(16,247,377)	$(25,440,847)

Per share data:
Net basic and diluted loss from continuing operations per common share	$(0.64)	$(1.22)	$(3.04)	$(5.54)
Net basic and diluted income (loss) from discontinued operations per common share	0.18	—	0.22	(0.18)

Net basic and diluted loss per common share	$(0.46)	$(1.22)	$(2.82)	$(5.72)

Weighted basic and diluted average common shares outstanding	7,051,065	5,238,829	5,755,348	4,450,557

1Amounts exclude amortization of deferred stock-based compensation as follows:

	Three Months Ended January 31, 2004	Three Months Ended January 31, 2003	Year Ended January 31, 2004	Year Ended January 31, 2003
Research and development	$150,022	$(61,098)	$330,075	$447,767
Sales and marketing	127,951	50,845	295,515	57,522
General and administrative	348,339	15,115	434,560	183,388

TOTAL	$626,312	$4,862	$1,060,150	$688,677

TIPPINGPOINT TECHNOLOGIES, INC.

BALANCE SHEETS

ASSETS	January 31, 2004	January 31, 2003
Current assets:
Cash and cash equivalents	$33,153,764	$21,085,900
Short-term investments	—	6,064,596
Accounts receivable	1,822,213	—
Inventory	2,485,117	1,138,568
Prepaid expenses and other current assets	2,243,409	862,086

Total current assets	39,704,503	29,151,150

Property and equipment, net	2,221,837	4,499,445
Other	1,446,936	1,896,642

	$43,373,276	$35,547,237

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$582,283	$418,578
Trade accounts payable	2,031,785	881,481
Deferred revenue	811,969	242,297
Accrued liabilities	2,878,450	4,338,256

Total current liabilities	6,304,487	5,880,612

Long-term debt	420,583	612,316
Other liabilities	216,730	369,730

Total Liabilities	6,941,800	6,862,658

Commitments and Contingencies

Stockholders’ equity:
Common stock	73,359	52,500
Additional paid-in capital	347,950,650	314,476,579
Deferred stock-based compensation	(10,133,031)	(636,125)
Stockholder notes receivable	(652,800)	(652,800)
Accumulated other comprehensive income	—	3,750
Accumulated deficit	(300,806,702)	(284,559,325)

Total stockholders’ equity	36,431,476	28,684,579

	$43,373,276	$35,547,237